MSCM LLP

Chartered Accountants – Business Advisors

August 14, 2009

Securities and Exchange Commission

Washington, D.C.

20549

We have reviewed the revised Form 8-K filed by the registrant dated July 6, 2009 on August 14, 2009.  We agree with the statements made therein as they apply to MSCM LLP.

Yours very truly,

MSCM LLP

/s/ David Danziger